                                                      REGISTRATION NO. 333-39427

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               ------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                               ------------------

                        HAYES WHEELS INTERNATIONAL, INC.

           (name to be changed to Hayes Lemmerz International, Inc.)

             (Exact name of registrant as specified in its Charter)

            DELAWARE                                        13-3384636
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN                       48174
 (Address of Principal Executive Offices)                      (Zip code)

           HAYES WHEELS INTERNATIONAL, INC. 1996 STOCK OPTION PLAN
                             (Full Title of Plan)

                              ------------------
                           DANIEL M. SANDBERG, ESQ.

                      Vice President -- General Counsel

                       HAYES WHEELS INTERNATIONAL, INC.

                           38481 Huron River Drive
                           Romulus, Michigan 48174
                   (Name and address of agent for service)


                                (313) 941-2000
        (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

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
                                                                              Proposed
                                                Proposed                      maximum
  Title of                                      maximum                       aggregate              Amount of
Securities to           Amount to be          offering price                  offering             registration
be registered            registered            per share(1)                   price(1)                 fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value):       3,000,000 Shares        $ 33.59                        $ 100,770,000         $ 30,540(2)

-------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices ($33.59) of a share of Common Stock of Hayes
        Wheels International, Inc. (the "Registrant") as reported on the
        Nasdaq National Market System on October 31, 1997, which is within five business days prior to filing.


(2)     Registration fee was paid in connection with original filing on
        November 4, 1997.
================================================================================

                           INCORPORATION BY REFERENCE

I.            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Note: The document(s) containing the information concerning the Hayes Wheels International, Inc. 1996 Stock Option Plan (the "Plan"), required by
Item 1 of this Form and the statement of availability of Registrant information, and other information required by Item 2 of this Form, will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

II.            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents have been filed by the Registrant with the Commission pursuant to either the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement:

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, including the financial statements contained herein;

                (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997 and July 31, 1997 including the financial statements contained therein;

                (c) The Registrant's Current Reports on Form 8-K dated June 6, 1997, June 20, 1997, June 30, 1997 and July 16, 1997;

                (d) The Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders, dated September 18, 1997;

                (e) The Registrant's Registration Statement on Form S-4 (Registration No. 333-04909), including the description of the Registrant's Common Stock contained in the Joint Proxy
        Statement/Prospectus constituting a part thereof; and

                (f) All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Daniel M. Sandberg, Esq., General Counsel of the Registrant, who has opined on the validity of the securities to be issued under the Plan, is the beneficial owner of 40,509 shares of Common Stock of the Registrant (including shares subject to vested stock options) and has been granted options under the Plan to acquire 126,739 shares of Common Stock.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Set forth below is a description of certain provisions of the Amended and Restated By-Laws (the "By laws") of the Company and the General Corporation Law of the State of Delaware (the "DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the By-laws and the DGCL.

        Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The Company's By-Laws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

        The Company has entered into indemnification agreements with each of its directors pursuant to which the Company has agreed to indemnify such individuals to the fullest extent permitted under Delaware law.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.         EXHIBITS.

Exhibits        Titles

  4.1. Hayes Wheels International, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit A to the Registrant's Proxy Statement for the Annual Meeting of Stockholders, dated September 18, 1997).

  4.2 Form of Stock Option Agreement relating to grants of options under the Hayes Wheels International, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders, dated September 18, 1997).

  4.3 Restated Certificate of Incorporation of the Registrant and Certificate of Correction thereof (incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated July 2, 1996.)

  4.4 Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Current Report on Form 8-K, dated July 2, 1996).

  5             Opinion of Daniel M. Sandberg, Esq.

  23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

  23.2          Consent of KPMG Deutsche Treuhand-Gesellschaft
                Aktiengesellschaft Wirtschaftsprufungsgesellschaft

  23.3          Consent of Ernst & Young LLP

  23.4          Consent of Daniel M. Sandberg, Esq. (Included in Exhibit 5).

  24            Powers of Attorney.  (Contained on signature page).

ITEM 9.         UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

(a)  RULE 415(A) UNDERTAKINGS

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  RULE 415(B) UNDERTAKING

        The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  RULE 415(H) UNDERTAKING


        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on the date of November 7, 1997.


                                          HAYES WHEELS INTERNATIONAL, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                              Vice President - General Counsel




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                          DATE
                    ---------                                     -----                          ----
                 /s/ RANKO CUCUZ*                     Chairman of the Board,               November 7, 1997
  ---------------------------------------------       President and Chief Executive
                   Ranko Cucuz                        Officer

             /s/ WILLIAM D. SHOVERS*                  Vice President, Chief                November 7, 1997
  ---------------------------------------------       Financial Officer and
               William D. Shovers                     Principal Accounting Officer

           /s/ CLEVELAND A. CHRISTOPHE*               Director                             November 7, 1997
  ---------------------------------------------
             Cleveland A. Christophe

              /s/ TIMOTHY J. CLARK*                   Director                             November 7, 1997
  ---------------------------------------------
                Timothy J. Clark

               /s/ ANDREW R. HEYER*                   Director                             November 7, 1997
  ---------------------------------------------
                 Andrew R. Heyer

                    SIGNATURE                                     TITLE                          DATE
                    ---------                                     -----                          ----
             /s/ HORST KUKWA-LEMMERZ*                 Director                             November 7, 1997
  ---------------------------------------------
               Horst Kukwa-Lemmerz

                /s/ PAUL S. LEVY*                     Director                             November 7, 1997
  ---------------------------------------------
                  Paul S. Levy

              /s/ JEFFREY LIGHTCAP*                   Director                             November 7, 1997
  ---------------------------------------------
                Jeffrey Lightcap

              /s/ WIENAND MEILICKE*                   Director                             November 7, 1997
  ---------------------------------------------
                Wienand Meilicke

               /s/ JOHN S. RODEWIG*                   Director                             November 7, 1997
  ---------------------------------------------
                 John S. Rodewig

                /s/ DAVID Y. YING*                    Director                             November 7, 1997
  ---------------------------------------------
                  David Y. Ying



* By:          /s/ Patrick B. Carey
      -----------------------------------------
                 Patrick B. Carey
                 Attorney-in-fact

                                EXHIBIT INDEX

Exhibit                            Title
-------                            -----

  4.1. Hayes Wheels International, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit A to the Registrant's Proxy Statement for the Annual Meeting of Stockholders, dated September 18, 1997).

  4.2 Form of Stock Option Agreement relating to grants of options under the Hayes Wheels International, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders, dated September 18, 1997).

  4.3 Restated Certificate of Incorporation of the Registrant and Certificate of Correction thereof (incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated July 2, 1996.)

  4.4 Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Current Report on Form 8-K, dated July 2, 1996).


 *5             Opinion of Daniel M. Sandberg, Esq.


  23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

  23.2          Consent of KPMG Deutsche Treuhand-Gesellschaft
                Aktiengesellschaft Wirtschaftsprufungsgesellschaft

  23.3          Consent of Ernst & Young LLP


 *23.4          Consent of Daniel M. Sandberg, Esq. (Included in Exhibit 5).



 *24            Powers of Attorney.


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* Previously filed.